Exhibit 99.2

                              IMMERSION CORPORATION
                         NOTICE OF GRANT OF STOCK OPTION
                             (For U.S. Participant)

The Participant has been granted an option (the "Option") to purchase certain shares of Stock of Immersion Corporation pursuant to the Immersion Corporation 2007 Equity Incentive Plan (the "Plan"), as follows:

Participant:                                              Employee ID:
                            ----------------------------              ----------
Date of Grant:
                            ----------------------------------------------------
Number of Option Shares:
                            ----------------------------------------------------
Exercise Price Per Share:   $
                              --------------------------------------------------
Vesting Commencement Date:
                            ----------------------------------------------------
Option Expiration Date:     The tenth anniversary of the Date of Grant.
Tax Status of Option:       ___________Stock Option. (Enter "Incentive" or
                            "Nonstatutory." If blank, this Option will be a
                            Nonstatutory.)

Vested Shares:              Except as provided in the Stock Option Agreement and provided the
                            Participant's Service has not terminated prior to the applicable date, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the "Vested Ratio" determined as of such date as follows:
                                                                               Vested Ratio
                                                                              ---------------
                            Prior to first anniversary of Vesting Commencement
                             Date                                                          0
                            On first anniversary of Vesting Commencement Date
                            (the "Initial Vesting Date")                                  1/4
                            Plus
                            ----
                            For each additional full month of the Participant's
                            continuous Service from Initial Vesting Date until
                            the Vested Ratio equals 1/1, an additional 1/48

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, the Stock Option Agreement and the prospectus for the Plan are available on the Company's internal web site and may be viewed and printed by the Participant for attachment to the Participant's copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Stock Option Agreement, and hereby accepts the Option subject to all of their terms and conditions.

IMMERSION CORPORATION                                 PARTICIPANT


By:
    ------------------------                          --------------------------
                                                      Signature
Its:
     ----------------------                           --------------------------
                                                      Date

Address:   801 Fox Lane                               --------------------------
           San Jose, California 95131                 Address


ATTACHMENTS:  2007 Equity Incentive Plan, as amended to the Date of Grant; Stock
              Option Agreement, Exercise Notice and Plan Prospectus